Exhibit 99.1
Press Release

                DEBT RESOLVE APPOINTS NEW CHIEF FINANCIAL OFFICER
 David M. Rainey to assume CFO role; Katherine A. Dering to be named SVP-Finance

WHITE PLAINS, NY (MAY 2, 2007) - Debt Resolve, Inc. (AMEX: DRV), announced today that pursuant to a succession plan, David M. Rainey has been named the company's Chief Financial Officer and Treasurer, effective May 1, 2007.

Mr. Rainey has over 19 years of experience in public company accounting and finance roles, corporate governance, Sarbanes-Oxley issues, and mergers and acquisitions. Most recently he served as the Chief Financial Officer and Treasurer of Hudson Scenic Studio, where he was responsible for finance and accounting. Previously, he was Chief Financial Officer and Vice President of Finance at Star Gas Propane, L.P., a business unit of Star Gas Partners, L.P. (NYSE: SGU). Prior to that, he served as Treasury Generalist, and earlier, as Western Region Controller at Westvaco Corporation (NYSE: MWV). Mr. Rainey holds a Masters of Business Administration and a Juris Doctorate from Vanderbilt University.

Mr. Rainey is replacing Katherine A. Dering, who will stay on with the company, reporting to Debt Resolve Co-Chairman and CEO, James D. Burchetta, and will advise senior management on matters involving finance, investor relations, and mergers and acquisitions. Her departure from the position as CFO was planned to take place after the completion of the company's initial public offering (IPO), and the filing of the company's annual report on form 10-KSB for 2006.

Debt Resolve Co-Chairman and CEO, James D. Burchetta said: "We are extremely pleased to welcome David to Debt Resolve's management team. He brings a broad base of financial expertise to our company, as well as solid experience within the financial community, and a deep understanding of Debt Resolve's businesses. I am confident that David will continue our focus on building shareholder value for Debt Resolve and will maintain our financial growth and fiscal conservatism established under Katherine's leadership."

Mr. Burchetta added: "As Debt Resolve's CFO, Katherine A. Dering has done an excellent job of developing and maintaining strong relationships with Wall Street investors, financial analysts and Debt Resolve shareholders. Katherine provided the financial leadership that guided us to our successful IPO last year. As she transitions into her new role, she does so in a way that will allow David to inherit and execute upon the strong infrastructure she has created. We are delighted that she will remain a valuable member of our team."

Mr. Rainey commented: "I'm excited to join such a fast-growing and innovative company. I look forward to applying my experience to support Debt Resolve's continued growth, both in the U.S. and overseas."

About Debt Resolve, Inc.
Debt Resolve provides lenders, collection agencies, debt buyers and utilities with a patent-based online bidding system for the resolution and settlement of consumer debt and a collections and skip tracing solution that is effective at every stage of collection and recovery. Debt Resolve clients are able to collect more money from more of their customers at a significantly lower cost than other online or offline tools. The DebtResolve system was developed by experts in the consumer credit, Internet technology and collection industries, and its model makes the system simple to set up and use. Through its subsidiary, DRV Capital, LLC, the company is actively engaged in the purchase and collections of distressed accounts receivable using its own collections solutions. Through its subsidiary, First Performance Corporation, the company is actively engaged in operating a collection agency for the benefit of its clients, which include


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banks, finance companies, and purchasers of distressed accounts receivable. The agency also operates as a R&D platform that intends to support the sale and usage of the company's software. The stock of Debt Resolve is traded on the American Stock Exchange. Debt Resolve is headquartered in White Plains, New York. www.debtresolve.com.

Forward-looking Statement
This report contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based largely on Debt Resolve's expectations and are subject to a number of risks and uncertainties, certain of which are beyond Debt Resolve's control. Actual results could differ materially from these forward-looking statements as a result of, among other factors, risks related to Debt Resolve's history of opportunity losses and accumulated deficit, technology development, market acceptance of a virtual collection system, impact of competitive alternatives and pricing, future capital requirements, and general economic conditions that are less favorable than expected. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this press release will in fact occur.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the shares of common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under securities laws of any such state.